UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2006, the Board of Directors of Praxair, Inc (i) elected Stephen F. Angel as President and Chief Operating Officer, effective March 1, 2006, and nominated him to stand for election to the Praxair Board of Directors at the 2006 Annual Meeting of Shareholders; and (ii) elected Ricardo S. Malfitano as Executive Vice President effective March 1, 2006. Praxair issued a press release announcing these elections, and the press release is filed as Exhibit 99.1 to this Form 8-K.

Mr. Angel, 50, joined Praxair as an Executive Vice President in 2001. Prior to that, he was General Manager for the General Electric Company Industrial Systems Power Equipment business. From 1996 to 1999, he was General Manager, Marketing and Sales, for GE’s Transportation Systems business. He is also on the Board of the National Association of Manufacturers.

Mr. Malfitano, 47, has been a Senior Vice President of Praxair since 2003. Mr. Malfitano was President of White Martins Gases Industriais Ltda. (“White Martins”), Praxair’s Brazilian subsidiary, and President, Praxair South America from 2001 to 2003. He served as President, North American Industrial Gases and President, Praxair Canada Inc. from 1998 to 2001. Mr. Malfitano also served as Chief Operating Officer of White Martins from 1997 to 1998.

ITEM 9.01.  Financial Statements and Exhibits.

(d)                                           Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date	: March 2, 2006	By:	/s/ James T. Breedlove
James T. Breedlove
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 28, 2006